Exhibit 99.1














              Report of Independent Accountants



May 22, 1997


To the Board of Directors and Stockholders of Momentum Software Corporation (DE)

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in redeemable preferred stock and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Momentum Software Corporation (DE) and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. The financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
Price Waterhouse LLP

Momentum Software Corporation (DE)
Consolidated Balance Sheet
-----------------------------------------------------------------
                                                December 31,
                                               1996       1995
                                               ----       ----
Assets
Current assets:
     Cash and cash equivalents            $  511,939  $  803,443
     Short-term investment                   497,167           -
     Accounts receivable, net of
       allowance for doubtful accounts
       of $41,428 and $20,756 at
       December 31, 1996 and 1995,
       respectively                          817,331     707,184
     Receivable from sale of business              -      55,096
     Other current assets                     26,972      45,063
                                          ----------   ---------
          Total current assets             1,853,409   1,610,786

Property and equipment, net                  104,357     200,836
Purchased software, net                       87,273      17,557
Intangible assets, net                             -       6,250
Receivable from affiliate                    179,852     145,673
Other assets                                 149,788      62,682
                                          ----------  ----------
                                          $2,374,679  $2,043,784
                                          ==========  ==========
Liabilities, Redeemable Preferred
  Stock and Stockholders' Equity
Current liabilities:
     Current portion of capital lease
       obligations                        $        -   $   9,884
     Accrued professional fees               144,209      81,365
     Accrued payroll, commissions,
       and related taxes                     144,901     202,414
     Deferred revenue                        348,022     341,937
     Accrued loss on sale of business              -     180,000
     Accounts payable and other
       accrued expenses                      449,951     411,056
                                          ----------  ----------
          Total current liabilities        1,087,083   1,226,656
                                          ----------  ----------
Redeemable preferred stock and
  stockholders' equity:
     Series A redeemable convertible
       preferred stock, 8% $.10 par
       value; 1,000,000 shares
       authorized, issued and out-
       standing at December 31, 1996
       and 1995                            1,503,277   1,417,946
     Series B redeemable convertible
       preferred stock, 10% $.10 par
       value; 2,558,139 shares
       authorized, issued and out-
       standing at December 31, 1996
       and 1995                            3,698,586   3,416,232
     Series C redeemable convertible
       preferred stock, 8% $.10 par
       value; 2,620,690 shares
       authorized, 2,437,933 shares
       issued and outstanding at
       December 31, 1996 and 1995          4,120,372   3,821,742
     Series D redeemable convertible
       preferred stock 8% $. 10 par
       value; 1,034,500 shares
       authorized, 947,692 shares issued
       and outstanding at December 31,
       1996                                1,392,475
     Common stock, $.01 par value;
       17,500,000 and 14,500,000
       authorized at December 31, 1996
       and 1995, respectively; 2,210,762
       and 2,106,465 shares issued and
       outstanding at December 31, 1996
       and 1995, respectively                 22,108      21,917
     Additional paid-in capital              301,061     298,928
     Treasury stock (193,320 shares)         (57,996)          -
     Accumulated deficit                  (9,692,287) (8,159,637)
                                          ----------  ----------
                                           1,287,596     817,128
                                          ----------  ----------
Commitments and contingencies
  (Notes 7, 10 and 11)                    $2,374,679  $2,043,784
                                          ==========  ==========

The accompanying notes are an integral part of these financial statements.













Momentum Software Corporation (DE)
Consolidated Statement of Operations
-----------------------------------------------------------------
                                                  Year ended
                                                 December 31,
                                              1996        1995
                                              ----        ----
Revenue
     License fees                         $2,083,869  $2,704,199
     Consulting                               60,854     245,436
     Maintenance and support                 654,872     380,104
                                           ---------    --------
          Total revenue                    2,799,595   3,329,739
                                           ---------   ---------
Costs and Expenses
     General and administrative              855,484   1,615,317
     Sales and marketing                   1,400,503   1,293,177
     Research and development              1,392,421   1,962,315
                                           ---------   ---------
          Total costs and expenses         3,648,408   4,870,809
                                           ---------   ---------

Loss from operations                        (848,813) (1,541,070)

Interest income                               39,759      81,897
Other expense                                (38,806)    (66,133)
                                           ----------  ----------
Net loss from continuing operations         (847,860) (1,525,306)

Discontinued operations (Note 4)
     Loss from operations of Visual
       Flow, Inc.                                  -  (1,125,230)
     Loss on disposal of Visual Flow
       Inc., including provision for
       losses during phase out period,
       $180,000 and estimated loss on
       sale of assets $118,966.                    -    (298,966)
                                           ----------  ----------
Net loss                                   $(847,860)$(2,949,502)
                                           ==========  ==========

The accompanying notes are an integral part of these financial statements.








Momentum Software Corporation (DE)
Statement of Changes in Redeemable Preferred Stock and Stockholders' Equity (Deficit)
-----------------------------------------------------------------
                                                  December 31,
                                               1996       1995
                                               ----       ----
Preferred Stock
Balance at beginning of year            $ 1,417,946   $1,332,644
Accretion of stock issuance costs
  and accrued dividends                      85,331       85,302
                                        ------------  -----------
Series A Convertible ending balance       1,503,277    1,417,946
                                        ------------  -----------

Balance at beginning of year              3,416,232    3,133,898
Accretion of stock issuance costs
  and accrued dividends                     282,354      282,334
                                        ------------  -----------
Series B Convertible ending balance       3,698,586    3,416,232
                                        ------------  -----------

Balance at beginning of year              3,821,742    3,523,185
Accretion of stock issuance costs
  and accrued dividends                     298,630      298,557
                                        ------------  -----------
Series C Convertible ending balance       4,120,372    3,821,742
                                        ------------  -----------

Issuance of Series D stock                1,374,146            -
Accrued dividends                            18,329            -
                                        ------------  -----------
Series D Convertible ending balance       1,392,475            -
                                        ------------  -----------

Common Stock
Balance at beginning of year                 21,917       20,665
Common shares issued on exercise
  of options                                    191          400
Shares issued in connection with
  acquisition of Highland Systems Corp.
  (Note 4)                                        -          752
Common stock issued for services rendered         -          100
                                        ------------  -----------
Balance at end of year                       22,108       21,917





Treasury Stock
Shares received on sale of business         (57,996)           -
                                        ------------  -----------
Balance at end of year                      (57,996)           -
                                        ------------  -----------

Additional Paid-In Capital
Balance at beginning of year                298,928      258,878
Common shares issued on exercise of
  options                                     2,133        3,850
Shares issued in connection with
  acquisition of Highland Systems Corp.
  (Note 4)                                        -       21,800
Common stock issued for services
  rendered                                        -       14,400
                                        ------------  -----------
Balance at end of year                      301,061      298,928
                                        ------------  -----------

Accumulated Deficit
Balance at beginning of year             (8,159,637)  (4,543,974)
Accretion of preferred stock to
  redemption value and accrued
  dividends                                (684,636)    (666,193)
Foreign currency translation                   (154)          32
Net loss                                   (847,860)  (2,949,502)
                                        ------------  -----------
Balance at end of year                   (9,692,287)  (8,159,637)
                                        ------------  -----------

Total Redeemable Preferred Stock
  and Stockholders' Equity               $1,287,596   $  817,128
                                        ============  ===========











The accompanying notes are an integral part of these financial statements.





Momentum Software Corporation (DE)
Consolidated Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
-----------------------------------------------------------------
                                                  Year ended
                                                 December 31,
                                              1996        1995
                                              ----        ----
Cash flows from operating activities:
     Net loss                             $(847,860) $(2,949,502)
     Adjustments to reconcile net loss
       to net cash used for operating
       Loss on sale of business            (180,000)     180,000
          Depreciation and amortization      142,345     530,479
          Compensation expense associated
            with payment of contingent
            consideration                          -      30,066
          Expense associated with stock
            issuance for services rendered         -      14,500
          Changes in assets and liabilities,
            net of effects of business
            acquisition:
               Accounts receivable          (110,147)    948,407
               Other Current Assets           18,091     201,036
               Receivable from affiliate     (34,179)    (27,606)
               Other assets                  (87,106)    (35,590)
               Accrued professional fees      62,844     (85,237)
               Accrued payroll, commissions,
                  and related taxes          (57,513)    (73,022)
               Deferred revenue                6,085       4,468
               Accounts payable and
                  other accrued expenses      34,851      91,617
                                          ----------- -----------
                    Net cash used for
                    operating activities  (1,052,589) (1,170,384)
                                          ----------- -----------

Cash flows from investing activities:
     Treasury Stock receivable                     -     (55,096)
     Sale of short-term investment                 -   1,779,183
     Purchase of short-term investment      (497,167)          -
     Capital expenditures                   (136,306)   (188,089)
     Proceeds from sale of fixed assets       27,726           -
     Capitalized software development costs        -      34,000
                                          ----------- -----------
                    Net cash (used for)/
                     provided by investing
                     activities             (605,747)  1,569,998
                                          ----------- -----------

Cash flows from financing activities:
     Capital lease payments                   (9,884)    (16,749)
     Proceeds from issuance of common stock    2,325       4,250
     Proceeds from issuance of preferred
       stock                               1,374,146           -
     Payments on notes payable to third
       party                                       -      (5,386)
                                          ----------- -----------
                    Net cash used for/
                      provided by
                      financing
                      activities           1,366,587     (17,885)
                                          ----------- -----------

Effect of exchange rate changes to cash          245          32
                                          ----------- -----------

Net change in cash and cash equivalents     (291,504)    381,761
Cash and cash equivalents at beginning
  of year                                    803,443     421,682
                                          ----------- -----------
     Cash and cash equivalents at end
       of year                            $  511,939   $ 803,443
                                          =========== ===========

Supplemental disclosure of cash flow
  information:
     Cash paid during the year for
       interest                           $        -   $       -

Supplemental schedule of noncash
  investing and financing activities:
     Momentum shares received on sale
       of business                        $  57,996    $       -

The accompanying notes are an integral part of these financial statements.














Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------

1.   Summary of Operations

     The Company
     Momentum Software Corporation (the "Company") was incorporated on March 27, 1990 in the state of Delaware. The Company devotes its efforts to designing, engineering, enhancing, and marketing software products that facilitate the development of portable and distributed applications in heterogeneous computer environments.

2.   Loss on U.K. Operations

     The company's net loss for the years ended December 31, 1996 and 1995 include losses for Momentum Software's U.K. subsidiary. This subsidiary was set up in Europe to expand sales into a new market. Momentum U.K. losses for 1996 and 1995 were approximately $61,000 and $214,000, respectively. The company is in the process of closing down operations in the U.K. and expects minimal losses in 1997.

3.   Significant Accounting Policies

     Consolidation
     The consolidated financial statements include the accounts of Momentum Software Corporation and its U.K. subsidiary.
     All intercompany transactions have been eliminated.

     Revenue Recognition
     Revenue from licensing of the Company's software products is recognized upon delivery to its customers. Revenue associated with performance under contracts to provide software or other related products requiring significant production, modification, or customization is recognized utilizing the percentage-of-completion method. Revenue from training and other service agreements is recognized as the related services are provided. Postcontract customer support ("PCS") revenue bundled with initial licensing agreements and extending one year or less is recognized together with the initial licensing fee upon delivery of the software. The costs of providing PCS bundled with initial licensing agreements extending one year or less are not significant. PCS revenue bundled with initial licensing agreements and extending beyond one year, as well as revenue from separately priced PCS arrangements, is recognized ratably over the term of the arrangement.


Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
     Property and Equipment
     Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs which do not extend the useful life of the asset are charged to operations when incurred. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.

     Effective January 1, 1995, the company revised its estimate of the useful lives of its computer equipment, software licenses, and furniture and fixtures. Previously all fixed assets were depreciated over five years. All assets' depreciable lives were changed to three years to better reflect the estimated periods during which the assets will remain in service. The effect of this change was to increase 1995 depreciation expense and net loss by approximately $82,000.

     Preferred Stock and Cumulative Dividends
     The carrying amount of the redeemable preferred stock issued prior to 1996 has been determined by reducing the proceeds from issuance by the related stock issue costs, and increasing the value for cumulative dividends (which are in arrears) and accretion of the stock issuance costs. The carrying amount of the redeemable preferred stock issued in 1996 has been determined by increasing the proceeds from issuance by the value for cumulative dividends (which are in arrears). Issuance costs related to the 1996 preferred stock have been expensed.

     Dividends and accretion of the discount are being added to the preferred stock values using the interest method by charges to the accumulated deficit. At December 31, 1996 and 1995, the Company has accrued $2,160,862 and $1,504,740 in the aggregate, respectively, for dividends payable to its preferred stockholders and $112,783 and $84,269 in the aggregate, respectively, for accretion of stock issuance costs.

     Income Taxes
     The Company provides for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized based on the temporary differences between financial statement and income tax basis of assets and liabilities using presently enacted tax rates.

Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
     Cash Equivalents and Short-Term Investments
     For purposes of reporting cash flows, the Company considers its short-term, highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests its excess cash in short-term U.S. Government Securities. Accordingly, the investments are subject to minimal credit and market risk.

     As of January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under this standard, the Company is required to classify its cash equivalents and investments into one or more of the following categories: held-to-maturity, trading, or available for sale.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     For certain of the Company's financial instruments, including cash, accounts receivable and unbilled receivables, accounts payable and other accrued liabilities, the carrying amounts approximate their fair value due to the short-term nature of the assets and liabilities.

4.   Acquisition and Discontinued Operations
     In accordance with an Asset Acquisition Agreement dated September 27, 1994, the Company acquired certain assets and liabilities of Highland Systems Corporation, doing business as Industrial Software Machines Corporation ("ISM"), in exchange for $152,000 at closing, 325,000 shares of the Company's common stock and additional shares of common stock, up to a maximum of 550,000 shares, contingent on the Company and the new ISM division achieving certain revenue levels as specified in the agreement. Measurement dates with respect to the earning of additional shares of common stock were December 31, 1994, June 30, 1995, December 31, 1995 and March 27, 1996. Through December 31, 1995 ISM shareholders earned an additional 75,172 shares.

Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
     The Company accounted for the ISM transaction under the purchase method of accounting. Accordingly, the purchase price was allocated based on the estimated fair value of assets purchased and liabilities assumed upon acquisition. Assets acquired included certain purchased software technology valued at $244,457 which was included in intangible assets at December 31, 1994 and has been fully amortized at December 31, 1995.

     As a result of the initial acquisition, assets purchased and liabilities assumed were as follows:

     Gross assets acquired              $    315,812
     Consideration paid, including
       transaction costs of $40,000         (289,500)
                                         -----------
     Liabilities assumed               $      26,312
                                         ===========

     Effective December 11, 1995, the Company transferred ISM net assets into a separate, wholly-owned subsidiary and renamed the subsidiary Visual Flow. On June 19, 1996, the Company sold Visual Flow assets and liabilities to Envision IT Software and certain Visual Flow management in consideration for Momentum shares owned by certain management of Visual Flow. The sale resulted in a net loss of approximately $119,000. Although the sale did not occur until 1996, Visual Flow has been reported as a discontinued operation in the 1995 results of operations.

     Summary results of Visual Flow's operations were:

                                            Year ended
                                           December 31,
                                               1995
                                               ----

     Net sales                         $      82,205
                                        ============
     Net loss                          $   1,125,230
                                        ============


5.   Property and Equipment and Purchased Software
     Property and equipment consist of the following and purchased software:


Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
                                        1996      1995

     Furniture and fixtures          $  30,637 $  51,663
     Computer hardware                 438,237   407,110
                                      --------  --------
                                       468,874   458,773
                                      ========  ========

Less:  Accumulated depreciation        364,517   257,937
                                      --------  --------
                                     $ 104,357 $ 200,836
                                      ========  ========

     From time to time the company purchases software to support its ongoing business. This purchased software has been capitalized and depreciated over a three-year period.

                                        1996      1995

Computer software                    $ 135,614 $ 39,220

Less:  Accumulated depreciation         48,341   21,663
                                      --------  -------
                                     $  87,273 $ 17,557
                                      ========  =======

     Total depreciation expense for Property, Plant and Equipment and Purchased Software was approximately $135,000 and $141,000 for 1996 and 1995, respectively

6.   Related Party Transactions
     875,000 shares (9.13% voting interest) of the outstanding common stock of the Company is held by a company.
     Approximately 72% of the outstanding common stock of this company is held by three individuals. Two of these individuals are also officers of Momentum.

7.   Redeemable Preferred Stock and Stockholders' Equity
     On June 11, 1990, the Company issued 1,000,000 shares of Series A redeemable preferred stock ("Series A Preferred") for $1,000,000 under the Series A Preferred Stock Purchase Agreement. On June 14, 1993, the Company issued 2,558,139 shares of Series B redeemable preferred stock ("Series B Preferred") for $2,750,000 under the Series B Preferred Stock Purchase Agreement. On September 20, 1994, the Company issued 2,437,933 shares of Series C redeemable preferred stock ("Series C Preferred") for $3,535,003 under
Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
     the Series C Preferred Stock Purchase Agreement.

     During October 1996, the Company offered to the holders of Series A, Series B, and Series C Preferred stock (the "Offering") the right to acquire shares of convertible series D redeemable preferred stock ("Series D Preferred") and warrants to purchase the Company's common stock on the basis of 1.75 warrants for each share of Series D Preferred purchased.

     On October 30, 1996, the Company issued 947,687 shares of Series D Preferred stock and warrants to purchase up to 1,658,461 shares of the Company at an exercise price of $.30 a share for $1,374,146. Since one of the Series B investors elected not to purchase their pro rata share of the Offering, 424,364 shares of their Series B Preferred and 78,654 shares of Series C Preferred were converted into a like number of Series B-1 and Series C-1 pursuant to the terms of the Certificate of Amendment of the Restated and Amended Certificate of Incorporation of the Company dated September 20, 1994. Series B-1 Preferred and Series C-1 Preferred differ from Series B Preferred and Series C Preferred in that the holders in Series B-1 Preferred and Series C-1 Preferred are not entitled to dilution protection upon conversion.

     Under the terms of the Series C Preferred Stock Agreement, and Certificate of Amendment of the Restated and Amended Certificate of Incorporation of the Company dated September 20, 1994, the preferences, rights, and restrictions of the Series A and B Preferred were amended to conform to those of the Series C Preferred. The terms of the Series D Preferred as reflected in the Series D Preferred and Warrant subscription agreements and the Certificate of Amendment of the Restated and Amended Certificate of Incorporation of the Company dated October 30, 1996 (the "Agreements") were substantially similar to the term of the Series C Preferred Stock. The Agreement contains covenants requiring the Company in specific instances to obtain approval of 60% of the voting power of the preferred stockholders. Included in these covenants are restrictions on the authorization and issuance of additional classes or shares of capital stock, except pursuant to stock option or other agreements existing on September 30, 1996, the reclassification or recapitalization of any common stock, the declaration or distribution of cash dividends to holders of the Company's

Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
     common stock, the declaration or distribution of stock dividends or any other subdivision of shares of common stock, except as approved by the preferred stockholders' representatives serving on the Board of Directors, the disposal of the Company's assets (other than in the ordinary course of business), any corporate merger or acquisition, any increase in the authorized number of directors constituting the Board of Directors of the Company. The Agreement also prohibits the Company from repurchasing or redeeming shares of any class of capital stock other than pursuant to the Stockholders' agreement incorporated therein.

     The agreement specifies that the holders of the preferred stock will earn an annual dividend as follows: $.08 per share for Series A Preferred, $.1075 per share of Series B and B-1 Preferred, $.1160 per share for Series C, C-1 and D Preferred. Such dividends are cumulative and accrue without formal declaration by the Company. These dividends are payable at the earlier of the redemption of the Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred, the liquidation sale or merger of the Company, or the date of a public offering of the Company's common stock. Upon the occurrence of any of the aforementioned events, the Series B, Series B-1, Series C, Series C-1, and Series D stockholders may elect to receive up to three years of accrued dividends in the form of additional shares of common stock at the respective conversion prices then in effect, provided however with respect to the Series D Preferred the conversion price is $.72 per share. Subject to the foregoing, in the event of a public offering of the Company's common stock, dividends on the Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred may be paid, at the Company's election, in additional shares of common stock at the initial public offering price. In the event the cumulative cash dividends exceed the amount the Company has legally available for distribution, the amount of the cash distribution will be paid to the preferred stockholders on a pro rata basis based upon the amount of accrued dividends owing to each preferred stockholder.

     On August 30, 2001 and each anniversary thereafter, the Company shall redeem, subject to receipt of the written consent of 60% of the outstanding shares of the Preferred shareholders, all shares of Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred tendered in three equal annual installments. The redemption price of
Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
     Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred is $1.00, $1.075, $1.075, $1.45, $1.45
     and $1.45 per share, respectively (adjusted for stock splits, stock dividends, recapitalization, reclassification and other events), plus an amount equal to all accrued but unpaid dividends thereon.

     A holder of Preferred Stock may convert their shares in whole or in part at any time into shares of the Company's common stock. The conversion price is determine by dividing the initial conversion price of the respective Series by the respective conversion prices at the date of determination. After taking into account the dilution resulting from the issuance of the Series D Preferred and the Series D Warrants, the conversion price for the Series A, Series B, Series B-1, Series C, Series C-1 Preferred immediately after such issuance was $.9307, $.9873, $1.075, $1.2702 and $1.45, respectively. Both the initial and conversion price for Series D is $1.45 per share.

     Preferred shares are subject to automatic conversion to common stock upon the closing of a public offering of the Company's common stock which results in net proceeds to the Company of at least $10,000,000 at a per share price of at least $2.90, subject to certain adjustments.

     The Company's Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred carry liquidation rights equal to the greater of $1.00, $1.075, $1.075, $1.45, $1.45 and $1.45 per share, respectively, plus all accrued but unpaid dividends or such amount as would have been payable to each holder of preferred stock had such preferred stock been converted to common stock immediately prior to any liquidation. After such distribution, any remaining assets of the Company are distributed to the holders of Series B, Series B-1, Series C, Series C-1, and Series D, Preferred stock in an amount necessary to provide a 15% simple return to the Series B, Series B-1, Series C, Series C-1 and Series D Preferred stockholders, with the balance to common stockholders on a pro rata basis.

     The Agreement provides voting rights to the preferred stockholders equal to those of the common stockholders.
     Each share of common and preferred stock bears an equal voting right.

     Warrants

Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
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     The Company, in conjunction with the issuance of the Series
     D Preferred, issued Series D Warrants to purchase up to 1,658,461 shares of common stock at an exercise price of $.30 per share to the Series D Preferred stockholders. The Series D Warrants expire on October 30, 2006. The Company, in conjunction with the issuance of the Series B Preferred, issued Series B Warrants to purchase up to 767,442 shares of common stock at an exercise price of $1.075 per share to the Series B Preferred stockholders. The Series B Warrants expire on June 14, 2003.

     Under the terms of the warrant agreements, the exercise price and the number of shares purchasable with each warrant are adjusted whenever common stock or securities exercisable or convertible into common stock are issued at a price, or have an exercise or conversion price, less than the current market value, provided however the respective warrant holders participate in the subsequent Offering. The Series D Offering resulted in triggering an adjustment of the number of B warrants outstanding and the exercise price.
     All but one of the Series B warrant holders participated in the Series D Offering. As such, subsequent to the Series D offering the Series B warrant holders could purchase up to 830,645 shares of the Company's common stock at $.9932 and the partially participating Series B warrant holder could retain 151,761 Series B-1 warrants at an exercise price of $1.075 per share.

     The Company has reserved 2,536,465 shares of its common stock to be issued to employees, consultants, directors, and officers pursuant to its Employee Stock Option Plan (Note
     8). In addition, the Company has reserved 10,030,959 shares of its common stock for issuance upon conversion of Series A, Series B, Series C, and Series D redeemable preferred stock.

8.   Stock Option Plan
     During 1993, the Board of Directors approved the 1993 Employee Stock Option Plan (the "Plan") which allows the Company to grant incentive stock options and nonqualified stock options to employees, directors, independent contractors and consultants. All options expire no later than ten years from their date of grant. The Plan is administered by the Board of Directors. Incentive stock options granted under the Plan to date have provided for vesting periods ranging from less than one year to seven years.

Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
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     Activity under the Plan is summarized as follows:

                                          Shares  Option Price

     Outstanding at December 31, 1994   2,293,015  $.002-$.30

     Granted                              179,500      $.30
     Exercised                            (40,000) $.10-$.20
     Canceled                            (397,277) $.20-$.30
                                       ----------

     Outstanding at December 31, 1995   2,035,238  $.01-$.30

     Granted                              550,001  $.30
     Exercised                            (19,125) $.10-$.20
     Canceled                          (1,038,987) $.15-$.30
                                       ----------

     Outstanding at December 31, 1996   1,527,127  $.01-$.30
                                       ==========

     Exercisable at December 31, 1996     901,380
                                       ==========

     Available for future grant at
       December 31, 1996                  950,213
                                       ===========

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for the Plan, accordingly, no compensation expense has been recognized. Had compensation cost for the Plan been determined based upon the fair value at the grant date of the awards, consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation", the Company's net loss would have been increased by approximately $71,100 and $14,000 for 1996 and 1995, respectively. The fair value of the options granted during 1996 and 1995 represents the minimum value of the awards, as defined in SFAS 123, using the following assumptions: zero volatility, risk-free interest rate of 6% and an expected life of ten years.

9.   Income Taxes
     Net deferred tax assets are comprised of the following:


Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
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                                           December 31,
                                        1996         1995


     Net operating loss
       carryforwards               $  2,887,000  $  2,392,000
     R&D credit carryforwards            99,000        99,000
     Other                               59,000        56,000
                                     ----------   -----------

     Net deferred tax deferred        3,045,000     2,547,000
     Net deferred tax assets
       valuation allowance            3,045,000    (2,547,000)
                                     ----------   -----------
                                    $         -  $          -
                                     ==========   ===========

     The Company has provided a full valuation allowance for the net deferred tax assets since the realization of the future benefits cannot be sufficiently assured as of December 31, 1996 and 1995.

     As of December 31, 1996, the Company has net operating loss carryforwards and research and development credits which may be used to offset future federal and state taxable income and tax liabilities as follows:

                                                   Research
                                        Net          and
                                     Operating    Development
     Year of Expiration                Loss         Credit

     2005                          $    392,000   $    13,000
     2006                               704,000        29,000
     2007                               170,000        29,000
     2008                             1,370,000         8,000
     2009                               870,000        11,000
     2010                             2,474,000         9,000
     2011                             1,237,000             -
                                    -----------    ----------
                                   $  7,217,000   $    99,000
                                    ===========    ==========

     Ownership changes, as defined in Section 382 of the Internal Revenue Code, resulting from the Company's issuance of common stock and convertible preferred stock may limit the amount of net operating loss and tax credit carryforwards

Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
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     that can be utilized annually to offset future taxable
     income. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Subsequent significant changes in ownership could further affect the limitation in future years.

10.  Commitment and Contingencies

     Operating Leases
     The Company leases operating facilities and certain of its computer hardware and office equipment under noncancelable operating leases. The Company has also entered into subleases for certain of the operating facilities which they no longer occupy. Future minimum payments under noncancelable lease commitments, net of sublease income, are as follows:


     1997 (sublease income - $128,285)       $    203,300
     1998 (sublease income - $49,063)             190,119
     1999 (sublease income - $20,946)             187,105
     2000                                         176,118
     2001                                         176,118
                                             ------------
                                             $    932,760
                                             ============

     Rent expense was $195,949 and $201,450 for 1996 and 1995,
     respectively.

     Collateral for Executive Loan
     The Company has a certificate of deposit to collateralize a loan for an executive of the company. The certificate of deposit expired on March 24, 1997 and paid monthly interest at 4%.

11.  Subsequent Events

     The Company has suffered recurring losses from operations.
     In order to fund operations, the Company must rely on the last round of financing completed on October 30, 1996, improvement to operations and growing sales.

     Although management expects these improvements to be sufficient, the Board of Directors have decided to entertain offers from third parties concerning the acquisition of the
Momentum Software Corporation (DE)
Notes to Consolidated Financial Statements
-----------------------------------------------------------------
     company. This action will insure the Company's viability with global prospects and provide the necessary resources to grow the business. The Company has hired an investment banker to evaluate and help finalize such offers.